Exhibit 99.3

CRYOPDP

Consolidated IFRS Financial Statements

December 31, 2019

(Expressed in Euros)

Sommaire

Crowe HAF 85 rue Edouard Vaillant 92300 Levallois-Perret (Paris) Tél +33 (0)1 41 05 98 40 Fax +33 (0)1 45 19 72 18 contact@crowe-haf.fr www.crowe-haf.fr

Independent auditor’s report

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Cryo International and its subsidiaries which comprise the statement of financial position as of December 31, 2019 and 2018, and the related consolidated statements of income, change in shareholders’ equity, comprehensive income, statement of cash flows for the years then ended and the related notes to the financial statements (“the financial statements”).

The financial statements have been prepared according to the International Financial Reporting Standards (IFRS) and in the context of the Covid 19 sanitary crisis which is in constant evolution and generates additional uncertainties relating to the future.

Independence

We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the financial statements in the United States of America together with the International Ethics Standards Board for Accountants’ Code of Ethics for Professional Accountants and we have fulfilled our other ethical responsibilities in accordance with these requirements, respectively.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with IFRS; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with AICPA auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

Société de Commissariat aux Comptes - Membre de la Compagnie Régionale des Commissaires aux Comptes de Versailles

Société d’Expertise Comptable inscrite au tableau de l’Ordre des Experts-Comptables de Paris / Ile-de-France

SAS au capital de 200 000 € - RCS Nanterre B 413 817 743 - Siret 413 817 743 00060 - TVA intracommunautaire FR 02 413 817 743

Crowe HAF est membre de Crowe Global, association de droit Suisse (« Verein »). Chaque membre de Crowe Global est une entité juridique distincte et indépendante. Crowe HAF et ses affiliés ne sont pas responsables des actes ou omissions de Crowe Global ou de tout autre membre de Crowe Global. Crowe Global ne fournit aucun service professionnel et n'a pas de participation ou de lien capitalistique dans Crowe HAF.

© 2020 Crowe HAF

Crowe HAF 85 rue Edouard Vaillant 92300 Levallois-Perret (Paris) Tél +33 (0)1 41 05 98 40 Fax +33 (0)1 45 19 72 18 contact@crowe-haf.fr www.crowe-haf.fr

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Change in accounting principle

Without qualifying the opinion expressed below, we wish to draw your attention to the notes “Change in accounting principle applied as of January 1, 2019 - IFRS 16 Leases” and “Impact of IFRS16 transition”, which detail the impact of the first-time application of IFRS 16 “Leases” on the financial statements.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cryo International and its subsidiaries as of December 31, 2019 and 2018, and the consolidated results of their operations and their cash flows for the years then ended in accordance with IFRS.

/s/ Crowe HAF

Registered Auditor in France

Represented by Marc de Prémare, Partner

December 07, 2020

Société de Commissariat aux Comptes - Membre de la Compagnie Régionale des Commissaires aux Comptes de Versailles

Société d’Expertise Comptable inscrite au tableau de l’Ordre des Experts-Comptables de Paris / Ile-de-France

SAS au capital de 200 000 € - RCS Nanterre B 413 817 743 - Siret 413 817 743 00060 - TVA intracommunautaire FR 02 413 817 743

Crowe HAF est membre de Crowe Global, association de droit Suisse (« Verein »). Chaque membre de Crowe Global est une entité juridique distincte et indépendante. Crowe HAF et ses affiliés ne sont pas responsables des actes ou omissions de Crowe Global ou de tout autre membre de Crowe Global. Crowe Global ne fournit aucun service professionnel et n'a pas de participation ou de lien capitalistique dans Crowe HAF.

© 2020 Crowe HAF

Consolidated Statement of Financial Position

In thousands of euros	Notes	12/31/2019	12/31/2018
Cash and cash equivalents	5	2,444	1,910
Accounts receivable	6	11,638	11,048
Inventories	7	620	517
Other current assets	8	3,107	4,028
Total current assets		17,809	17,503
Property and equipment and right of use assets	9	4,348	1,702
Goodwill	10	29,830	28,386
Intangible assets	11	2,698	2,278
Deferred income taxes	12	239	188
Non-current financial assets		180	156
Total non-current assets		37,295	32,710
Total Assets		55,104	50,213

In thousands of euros	Notes	12/31/2019	12/31/2018
Accounts payable	13	5,543	5,559
Other current liabilities	14	1,917	2,333
Short-term debt and current portion of long-term debt	15	30,813	15,133
Total current liabilities		38,273	23,025
Accrued pension plan liability	16	247	209
Other long-term liabilities	17	233	213
Long-term debt	15	1,135	12,606
Total non-current liabilities		1,615	13,028
Total liabilities		39,888	36,053
Share capital	18	24,900	24,900
Additional paid-in capital		20,150	20,150
Consolidated reserves		(30,576)	(32,643)
Cumulative translation reserve		1,059	(314)
Profit (loss) for the year attributable to shareholders		(317)	2,067
Equity - attributable to shareholders		15,216	14,160
Total Equity		15,216	14,160
Total Equity and Liabilities		55,104	50,213

Consolidated Statement of Income

In thousands of euros	Notes	12/31/2019	12/31/2018
Revenue	19	42,350	38,608
Cost of sales		(25,805)	(22,896)
Sales, General and Administration costs		(4,257)	(5,775)
Employee benefits / staff costs		(9,000)	(9,104)
EBITDA		3,288	833
Depreciation and amortization		(1,654)	(637)
Current operating profit	20	1,634	196
Other operating income and expenses	20	(765)	2,761
Operating profit	20	869	2,957
Interest and debt expense		(443)	(330)
Other financial income and expenses		(56)	84
Financial result	21	(499)	(246)
Profit before tax		370	2,711
Income tax	22	(687)	(644)
Net income from continuing operations		(317)	2,067
Net result		(317)	2,067
Profit (loss) for the year attributable to shareholders		(317)	2,067

Basic earning per share in euros	18	(0.13)	0.83
Diluted earning per share in euros	18	(0.13)	0.83

Income and comprehensive income

In thousands of euros	12/31/2019	12/31/2018
Net result	(317)	2,067
Cumulative translation reserve	1,373	(392)
Total comprehensive income for the year	1,056	1,675

Consolidated Statement of Cash Flows

In thousands of euros	12/31/2019	12/31/2018
Net result	(317)	2,067

Depreciation and amortization	1,654	637
Gain from unpaid earn-out	-	(3,820)
Variation of provisions	37	9
Interest and debt expense	443	330
Income tax	687	644
Non-cash items	2,821	(2,200)

(Increase)/decrease in inventories	(105)	(136)
(Increase)/decrease in accounts receivable	(432)	(1,181)
Increase/(decrease) in accounts payable	(362)	25
Change in other receivables and payables	493	(578)
Changes in working capital related to operating activities	(406)	(1,870)

Income taxes paid	(502)	(569)

Net cash flows from operating activities	1,596	(2,572)
Capital expenditures	(2,280)	(1,462)
Purchases and proceeds of financial assets	54	(252)
Payments of debts on acquisition of shares in subsidiaries	-	(1,885)
Net cash used in investing activities	(2,226)	(3,599)
Interests paid	(532)	(142)
Additional borrowings	2,572	7,877
Repayments of borrowings	(883)	(222)
Dividends paid	-	(1,541)
Net cash (used in)/from financing activities	1,157	5,972
Currency translation effects on cash and cash equivalents	(15)	(48)
Net increase in cash and cash equivalents	512	(247)

Cash and cash equivalents at beginning of the period	1,910	2,157
Cash and cash equivalents at period end	2,422	1,910

Cash and cash equivalents	2,444	1,910
Less bank overdrafts	22
Net cash and cash equivalents	2,422	1,910

Consolidated Statement of Changes in Shareholders’ Equity

In thousands of euros	Notes	Share capital	Additional paid-in capital	Cumulative translation reserve	Net profit (loss) for the period	Consolidated reserves	Equity - attributable to shareholders	Non controlling interests	Total Equity
January 1st, 2018	18	24,900	20,150	78		(31,102)	14,026		14,026
Dividends paid						(1,541)	(1,541)		(1,541)
Net income				(392)	2,067		1,675		1,675
December 31, 2018	18	24,900	20,150	(314)	2,067	(32,643)	14,160		14,160

January 1st, 2019	18	24,900	20,150	(314)	2,067	(32,643)	14,160		14,160
Allocation of net profit from prior period					(2,067)	2,067
Net income				1,373	(317)		1,056		1,056
December 31, 2019	18	24,900	20,150	1,059	(317)	(30,576)	15,216		15,216

The FY17 consolidated income has not been determined for the purposes of preparing the FY18 and FY19 financial statements, as it forms an integral part of opening consolidated reserves.

Notes to the Consolidated Financial Statements

CryoPDP group (“The Group” or “CryoPDP”) provides temperature-controlled logistics and value-added services for clinical trials and the pharmaceutical industry worldwide.

The consolidated financial statements of the CryoPDP Group for the year ended December 31, 2019 are presented in accordance with IFRS published by the IASB as at December 31, 2019 and on a going concern basis.

IFRS are available on the website of the IASB.

https://www.ifrs.org/issued-standards/list-of-standards/

The financial statements are presented in thousands of euro unless otherwise indicated. The financial statements at December 31, 2019 and December 31, 2018 were approved by the Board of Directors on September 28, 2020. They were prepared for the first time at the level of the consolidating company Cryo International. Financial relations with the Air Liquide Group, which held the entire share capital of Cryo International during the period and up to 07/29/2020, have not been eliminated and are presented in relations with related parties (Note 24).

These consolidated financial statements are based on standards and interpretations that are mandatory for annual periods beginning on or after January 1, 2019. The Group has not early adopted any standards and interpretations whose application is not mandatory in 2019.

●	Change in accounting principles applied as of January 1, 2019: IFRS 16 "Leases"

This standard came into effect on January 1, 2019. Given that the consolidated financial statements presented here were prepared in September 2020 for both the year ended December 31, 2019 and the year ended December 31, 2018, and given the difficulty in obtaining this information, the Group decided not to present the reconciliation required by the IFRS regulation with respect to the rental commitment at December 31, 2018 and the rental liability at the date of first application on January 1, 2019.

The main changes from IFRS 16 application are as follows:

Accounting for operating leases as of January 1, 2019: all operating leases are accounted for using a single model consisting of recording the lease liability (sum of discounted future payments) as a liability and a right of use as an asset. The Group choose for the simplification non retrospective method, starting from January 1,2019;

The lease term corresponds to the period of the contract without considering early termination or extension options.

The right of use asset is amortized over the expected term of the lease.

The discount rate used to measure the rental debt corresponds to the effective rate of each company. Capitalized leases are real estate leases.

9

In the cash flow statement, repayments and interest on rental debts are presented under the same heading "Repayment of loans" in cash flows from financing activities.

Impact of IFRS 16 transition:

As part of the transition to IFRS 16, the Group has recognized "rights of use" assets (€2,352k) and rental debts as liabilities (€2,352k), without any significant impact on equity as of January 1, 2019. IFRS 16 has a significant and favorable impact on the Ebitda: +972K€ and 883K€ on the amount of loan repayments.

Only loan repayments and interest appear in the cash flow statement.

Other standards, amendments and interpretations applicable to the Group as of January 1, 2019

-	Amendments to IAS 19 Employee Benefits
-	IFRIC 23 Uncertainty about Tax Treatment

The application of the standards and interpretations described above has no significant impact.

•	Covid 19

The constraints imposed by the local regulators to face the Covid-19 sanitary crisis have had unprecedented consequences.

To date, it is difficult to predict the consequences on the financial health of the Group entities, given the uncertainties surrounding the duration of the current restrictive measures, as well as the terms and conditions for overcoming this crisis.

The Group did not request government aid mechanisms in France (State-guaranteed loans, partial unemployment) and has benefited from minor grants in the UK and Singapore.

It should be noted that the Group ensured business continuity as all of operating sites still operated during the containment period, which was all the more necessary given the vital nature of the Group's business in the healthcare sector.

Nevertheless, the restriction on the movement of goods and people will have a significant impact on 2020 revenue and earnings for the Group.

Given the date of these events, which are not directly related to the situation at the end of fiscal year 2019, the financial statements have been prepared on the basis of the information available at the balance sheet date without taking into account, in the valuation of assets and liabilities, the potential impacts related to these events. However, the specific situation with respect to impairment tests prepared for intangible assets with indefinite useful lives is presented in Note 11.

Given the context described above, it is possible that negative effects, in the short or medium term, may affect the business and cash flows without impacting the going concern principle.

10

Key Facts

In 2019, the business kept developing its targeted markets, mainly through its entities based in the United Kingdom, the United States, APAC and India.

The Group business portfolio has continued to grow significantly since the end of 2018, with a very strong increase in the number of tenders received, as a result of stronger brand awareness and attractivity.

The central functions located in Portugal from the end of 2018 have been strengthened and will keep growing the coming years.

During 2018 the Earn Out related to the acquisition of the PDP Couriers group in 2016 was paid for a final amount of 1.759 million GBP whereas an amount of 5 million GBP had been booked as a liability. The unpaid balance has been registered in the other operating income (3.820 million euros). The full liability was kept on the balance sheet as of December 31, 2017 since the final earn out was based on the revenues from August 2017 to July 2018.

Note 1 : Significant accounting principles

The consolidated financial statements are presented in accordance with the standard "Presentation of Financial Statements" ("IAS 1").

Basis of presentation

CryoPDP's consolidated financial statements are prepared under the historical cost convention except for financial assets which are measured at fair value.

The fair value of cash, accounts receivable, accounts payable, other receivables and other payables is equal to their carrying value due to the short-term nature of these instruments. Intra-group transactions, balances and unrealized gains on intercompany transactions between CryoPDP companies are eliminated. Unrealized losses are also eliminated for assets sold and are considered as an indicator of impairment. The accounting policies of subsidiaries have been aligned with those of CryoPDP.

CryoPDP entities' financial statement data is measured in the parent company's environmental currency: this is referred to as the functional currency. The presentation currency of CryoPDP's financial statements is therefore the euro.

The financial statements of all Group entities (none of which operates in a hyperinflationary economy) whose functional currency is different from the presentation currency are translated into the presentation currency as follows:

- assets and liabilities are translated at the closing rate at the date of each balance sheet,

- income and expenses for each income statement are translated at the average exchange rate;

- all resulting translation differences are recognized as a separate component of other comprehensive income.

These consolidated financial statements are presented in thousands of euro, unless otherwise indicated.

11

Note 2 : Use of estimates, judgments and assumptions

The preparation of financial statements requires CryoPDP's management to make estimates and assumptions that may affect the carrying amounts of assets, liabilities, income and expenses and the information disclosed in the notes to the financial statements. CryoPDP's management makes these estimates and assessments on an ongoing basis based on past experience and other factors deemed reasonable, which form the basis of these assessments. They may change as a result of events or information that could call into question the circumstances in which they were prepared at the end of each fiscal year. The amounts that will appear in its financial statements may differ from these estimates as a result of changes in these assumptions or different conditions.

Note 3 : Financial risk management

CryoPDP is mainly exposed to the following risks: credit risk, interest rate risk and liquidity risk, and management has put in place the necessary structures to cover these risks.

Based on an average debt of 30 million euros, a 1% change in interest rates would have an impact of 300 K euros on net financial income.

Given the quality of the Group's customer portfolio and its credit risk management policy, the Group has a history of insignificant credit losses (less than 0.5% of revenues).

Client risk is limited due to the structure of the client portfolio with a large majority of solvent international groups with sufficient financial strength to not be at risk of bankruptcy due to Covid 19. The only entity with a customer portfolio that structurally includes smaller customers is the French entity for which a collection team and a partnership with a collection agency is in place. Finally, most our balance's historical customers are still active customers, reducing the risk of non-payment.

Note 4 : Scope and methods of consolidation

The mother company of CryoPDP group is Cryo International S.A., a holding company incorporated in France with the headquarters located at the following adress: 171 avenue Henri Barbusse, 93000 BOBIGNY. Subsidiaries over which CryoPDP controlled more than half of the voting rights, are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on which control ceases to be exercised.

Business combinations are accounted for using the purchase method in accordance with IFRS 3. The cost of a business combination corresponds to the fair value, at the date of exchange, of assets given, liabilities incurred or assumed and equity instruments issued by the Group in exchange for control of the acquiree.

12

		12/31/2019	12/31/2019	12/31/2019	12/31/2018	12/31/2018	12/31/2018
Company name	Country and Siren number	Voting rights	Ownership Interest	Consolidation method	Voting rights	Ownership Interest	Consolidation method
CRYO INTERNATIONAL	France - 529 218 687			M			M
SPL - SERVICES LIMITED	England	100.00%	100.00%	I.G	100.00%	100.00%	I.G
CRYO EXPRESS	France - 428 782 833	100.00%	100.00%	I.G	100.00%	100.00%	I.G
CRYO EXPRESS zoo	Poland	100.00%	100.00%	I.G	100.00%	100.00%	I.G
CRYO EXPRESS Gmbh	Germany	100.00%	100.00%	I.G	100.00%	100.00%	I.G
PDP COURIER SERVICES	England	100.00%	100.00%	I.G	100.00%	100.00%	I.G
PDP COURIER SERVICES INC	United States	100.00%	100.00%	I.G	100.00%	100.00%	I.G
LIFE SCIENCE LOGISTICS INDIA PRIVATE LIMITED	India	100.00%	100.00%	I.G	100.00%	100.00%	I.G
PDP COURIER SERVICES LIMITED	Korea	100.00%	100.00%	I.G	100.00%	100.00%	I.G
PDP COURIER SERVICES PTE LIMITED	Singapore	100.00%	100.00%	I.G	100.00%	100.00%	I.G
ICS DRY ICE	Netherlands	100.00%	100.00%	I.G	100.00%	100.00%	I.G
CRYO EXPRESS PTY LTD	Australia	100.00%	100.00%	I.G	100.00%	100.00%	I.G
CRYOPDP GLOBAL SERVICES	Portugal	100.00%	100.00%	I.G	100.00%	100.00%	I.G

M = Parent company
I.G = Fully consolidated

The Russian, Malaysian and Hong Kong subsidiaries are not consolidated as they have no business and are not significant.

Note 5 : Cash and cash equivalents

"Cash and cash equivalents" include cash and short-term investments (less than three months), which are highly liquid, readily convertible to a known amount of cash and subject to an insignificant risk of change in value. The effects of changes in the fair value of cash equivalents are recognized in financial income (loss). Net cash in the cash flow statement includes cash and cash equivalents less bank overdrafts.

In thousands of euros	12/31/2019	12/31/2018
Opening	1,910	2,177
Increase (decrease) during the year	540	(220)
Foreign exchange rate adjustm ent	(6)	(47)
At end of period	2,444	1,910

Note 6 : Accounts receivable

Accounts receivable are initially measured at fair value and subsequently at amortized cost less impairment losses. They correspond to the fair value of the consideration to be received and are discounted if payments are deferred beyond the periods usually granted by CryoPDP and if the effect on fair value is material.

In accordance with Ifrs 9, accounts receivable are subject to an impairment loss determined by considering the expected credit losses over the life of the receivables, based in particular on the impairment rate calculated on the basis of historical non-payments.

13

In thousands of euros	12/31/2019	12/31/2018
Opening	11,047	9,911
Increase during the year	411	1,253
Variation of provision	(12)	(53)
Foreign exchange rate adjustment	192	(64)
At end of period	11,638	11,047
Gross value at end of period	11,823	11,217
Accumulated impairment at end of period	185	170

Note 7 : Inventories

Inventory is valued at cost using the first-in, first-out method.

Where appropriate, inventories are written down when their value in use is less than their carrying amount.

In thousands of euros	12/31/2019	12/31/2018
Raw materials	620	517
Depreciation	-	-
At end of period	620	517

Note 8 : Other current assets

In thousands of euros	Current financial assets	Taxes receivables	Other receivables	Prepaid expenses	Total other current assets
Opening January 2018	66	1,617	1,178	603	3,464
Increase (decrease) during the year	89	572	(135)	50	576
Foreign exchange rate adjustment		(7)	(6)	1	(12)
At end of period December 2018	155	2,182	1,037	654	4,028
Gross value at end of period	155	2,182	1,037	654	4,028
Accumulated impairment at end of period	-	-	-	-	-

In thousands of euros	Current financial assets	Taxes receivables	Other receivables	Prepaid expenses	Total other current assets
Opening January 2019	155	2,182	1,037	654	4,028
Increase (decrease) during the year	(88)	(1,149)	(34)	263	(1,008)
Foreign exchange rate adjustment		21	43	23	87
At end of period December 2019	67	1,054	1,046	940	3,107
Gross value at end of period	67	1,054	1,046	940	3,107
Accumulated impairment at end of period	-	-	-	-	-

14

Note 9 : Property and equipment, and right of use assets

In accordance with the criteria of IAS 16 Property, Plant and Equipment ("IAS 16"), property, plant and equipment include assets held either for use in the production or supply of goods and services or for administrative purposes. These assets are recognized as assets in the consolidated financial position if it is probable that the future economic benefits attributable to the asset will flow to CryoPDP and if the cost of the asset can be measured reliably.

The depreciation method used by CryoPDP is the straight-line method. Property, plant and equipment are valued at their historical acquisition cost less accumulated depreciation and impairment losses.

They are depreciated over their useful life under the following conditions:

- Office furniture and equipment: 5 to 10 years.

- Computer equipment: 3 years.

- Transport equipment: 5 to 10 years.

Subsequent costs are included in the value of the asset or recognized separately if it is probable that the future economic benefits attributable to the asset will flow to CryoPDP and if the cost of the asset can be measured reliably. Routine maintenance costs are expensed as incurred. Residual value is included in the depreciable amount when it is deemed significant.

The various components of an item of property, plant and equipment are recognized separately when their estimated useful lives and therefore their depreciation periods are significantly different.

The impacts on the balance sheet as of December 31, 2019 concern the recognition of a right of use. The lease term corresponds to the non-cancellable period plus any renewal options whose exercise by the Group is reasonably certain.

In thousands of euros	Right of use assets IFRS 16	Technical installations and transport equipment	Computer and office equipment	Work in progress	Total property and equipment
Opening January 2018		1,138	196		1,334
Additions - externally acquired		416	249	189	854
Amortisation charge		(311)	(164)		(475)
Foreign exchange rate adjustment		(9)	(2)		(11)
At end of period December 2018		1,234	279	189	1,702
Gross value at end of period		4,535	1,082	189	5,806
Accumulated depreciation and impairment at end of period		3,301	803		4,104

In thousands of euros	Right of use assets IFRS 16	Technical installations and transport equipment	Computer and office equipment	Work in progress	Total property and equipement and right of use assets
Opening January 2019		1,234	279	189	1,702
Additions - externally acquired	350	1,149	209	(10)	1,698
Amortisation charge	(883)	(444)	(167)		(1,494)
IFRS 16 Adjustments	2,352				2,352
Foreign exchange rate adjustment	66	14	10		90
At end of period December 2019	1,885	1,953	331	179	4,348
Gross value at end of period	2,768	5,691	1,344	179	9,982
Accumulated depreciation and impairment at end of period	883	3,738	1,013	-	5,634

15

Note 10 : Goodwill

Goodwill is measured at cost, being the excess of the cost of shares in consolidated companies over the acquirer's interest in the net fair value of the identifiable assets, liabilities and contingent liabilities.

Like all intangible assets with an indefinite life, goodwill is not amortized but is tested for impairment at least annually or more frequently when events or changes in circumstances indicate that it may be impaired.

Any impairment recognized is irreversible.

Negative differences between the acquisition cost and the acquirer's interest in the net fair value of the identifiable assets and liabilities acquired (negative goodwill) are recorded, after verification of their amount, directly in the income statement for the period.

In thousands of euros	12/31/2019	12/31/2018
Opening	28,386	28,617
Foreign exchange rate adjustment	1,443	(231)
At end of period	29,829	28,386
Gross value at end of period	29,829	28,386
Accumulated depreciation and impairment at end of period	-	-

The main goodwill relates to the acquisition of the PDP Courier group including entities in the United Kingdom, India, the United States, Singapore and South Korea in 2016.

The main assumptions used to determine the recoverable amount of goodwill are as follows:

-	Valuation method: value in use

-	Number of years over which cash flows are estimated: 5 years

-	Infinite cash-flow growth rate: 1.5%.

-	Weighted average cost of capital employed: 12%.

The 5-year forecasts used to perform the impairment tests as of December 31, 2018 and December 31, 2019 were performed in July 2020 and were approved by the Board of Directors on September 28, 2020.

These impairment tests prepared based on recent forecasts did not lead to impair the goodwill and also confirmed that no impairment would have been needed if the impairment tests had been prepared using forecasts made prior to the health crisis.

An analysis of the sensitivity of the calculation by a joint change in key parameters (discount rate and infinite growth rate) based on reasonably possible assumptions was performed and did not reveal any probable scenario in which the recoverable value would become less than its carrying amount.

16

Note 11 : Intangible assets

Softwares are recorded at historical cost. Amortization is calculated on a straight-line basis over their estimated useful life (10 years).

Development costs are capitalized when they meet each of the following criteria: - technical feasibility of completing the intangible asset so that it will be available for use or sale;

- the company's intention to complete the intangible asset in order to use or sell it;

- the company's ability to use or sell the intangible asset;

- reliable estimate of future economic benefits;

- existence of technical and financial resources to complete the project;

- ability of the company to reliably measure the expenditure related to this asset during its development phase. These costs are amortized over their useful life.

In thousands of euros	Software and other intangible assets	Work in progress	Total intangible assets
Opening January 2018	871	960	1,831
Additions	535	72	607
Amortisation charge	(160)		(160)
At end of period December 2018	1,246	1,032	2,278
Gross value at end of period	1,842	1,032	2,874
Accumulated depreciation and impairment at end of period	596	-	596

In thousands of euros	Software and other intangible assets	Work in progress	Total intangible assets
Opening January 2019	1,246	1,032	2,278
Additions	501	99	600
Amortisation charge	-180		-180
At end of period December 2019	1,567	1,131	2,698
Gross value at end of period	2,343	1,131	3,474
Accumulated depreciation and impairment at end of period	776		776

Most of the other intangible assets and work-in-progress relate to the implementation of an ERP specific to CryoPDP's activity.

Note 12 : Deferred income taxes

Deferred tax assets and liabilities are measured at the tax rate that is expected to apply to the period when the asset is realized or the liability is settled, based on tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred taxes are recognized using the liability method on all temporary differences between the tax and book values of assets and liabilities in the consolidated balance sheet.

Deferred tax assets on loss carry-forwards are recognized in accordance with the criteria set out in IAS 12, i.e. deferred tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

17

In thousands of euros	Deferred taxes from temporary differences	Deferred taxes from employee benefits	Total deferred income tax assets
Opening January 2018	33	58	91
Increase of the year	94		94
Foreign exchange rate adjustment	3		3
At end of period December 2018	130	58	188

In thousands of euros	Deferred taxes from temporary differences	Deferred taxes from employee benefits	Total deferred income tax assets
Opening January 2019	130	58	188
Increase of the year	40	11	51
Foreign exchange rate adjustment
At end of period December 2019	170	69	239

Tax assets and liabilities are grouped by group of fiscal units.

The following tax losses have not been recognized for conservative reasons and regarding the tax losses in France, these losses no longer belong to the group following the change of shareholder after the balance sheet date and have not been the subject of compensation as part of the exit from the Air Liquide tax consolidation group.

In thousands of euros	12/31/2018	12/31/2019
France	2,635	4,642
Pologne	842	607
USA	445	1,090
UK	170	0
Singapore	2,468	2,269
Australie	0	19
Portugal	17	28
At end of period	6,577	8,655

Note 13 : Accounts payable

In thousands of euros	12/31/2019	12/31/2018
Opening	5,559	4,954
Increase (decrease) during the year	(179)	635
Foreign exchange rate adjustment	163	(30)
At end of period	5,543	5,559

18

Note 14 : Other current liabilities

In thousands of euros	Suppliers of capital assets	Employee-related Payables	Taxes Payable	Other Payables	Total other current liabilities
Opening January 2018	5,867	643	1,534	166	8,210
Increase (decrease) during the year	(5,705)	139	(543)	248	(5,861)
Foreign exchange rate adjustment		(3)	(12)	(1)	(16)
At end of period December 2018	162	779	979	413	2,333

In thousands of euros	Suppliers of capital assets	Employee-related Payables	Taxes Payable	Other Payables	Total other current liabilities
Opening January 2019	162	779	979	413	2,333
Increase (decrease) during the year	(145)	(139)	(367)	185	(466)
Foreign exchange rate adjustment		5	37	8	50
At end of period December 2019	17	645	649	606	1,917

Note 15 : Short-term debts and long-term debts

Bank overdraft are included in the short-term debt.

Financial debts include short and medium-term bank loans and debts related to rights of use.

Interest-bearing loans and overdrafts are initially recognized at fair value and subsequently measured at amortized cost using the effective interest rate method. Differences between the amounts received (net of direct issue costs) and the amounts due on settlement or repayment are amortized to income over the term of the loan using this method.

•	2018

In thousands of euros	Opening January 2018	New borrowings	Repayments	IFRS 16 Adjustments	Other reclassifications	Currency Translation Adjustment	At end of period
Non current related party	12,114	1,806			(1,314)		12,606
Other financial liabilities non current	1	(1)
Long-term debt	12,115	1,805			(1,314)		12,606
Current related party	7,841	5,879			1,314	(58)	14,976
Other financial liabilities non current		193	(238)			45
Bank Overdrafts	20	(20)
Accrued Interest not yet due	25	157				(25)	157
Short-term debt and current portion of long-term debt	7,886	6,209	(238)		1,314	(38)	15,133
Financial debt	20,001	8,014	(238)			(38)	27,739

In thousands of euros	Opening January 2018	New borrowings	Repayments	IFRS 16 Adjustments	Other reclassifications	Currency Translation Adjustment	At end of period
Financial debt	20,001	8,014	(238)			(38)	27,739
Cash and cash equivalent	(2,177)	220				47	(1,910)
Net debt	17,824	8,234	(238)			9	25,829

19

•	2019

In thousands of euros	Opening January 2019	New borrowings	Repayments	IFRS 16 Adjustments	Other reclassifications	Currency Translation Adjustment	At end of period
Non current related party liabilities	12,606				(12,606)
Long-term leases liabilities - IFRS 16		316		1,503	(737)	44	1,126
Other financial liabilities non current		9					9
Long-term debt	12,606	325		1,503	(13,343)	44	1,135
Current related party liabilities	14,976	2,222			12,606	193	29,997
Short-term leases liabilities - IFRS 16		34	(883)	849	737	22	759
Bank Overdrafts		22					22
Accrued Interest not yet due	157	(122)					35
Short-term debt and current portion of long-term debt	15,133	2,156	(883)	849	13,343	215	30,813
Financial debt	27,739	2,481	(883)	2,352		259	31,948

In thousands of euros	Opening January 2019	New borrowings	Repayments	IFRS 16 Adjustments	Other reclassifications	Currency Translation Adjustment	At end of period
Financial debt	27,739	2,481	(883)	2,352		259	31,948
Cash and cash equivalent	(1,910)	(540)				6	(2,444)
Net debt	25,829	1,941	(883)	2,352		265	29,504

The current loans from affiliated companies as of 12/31/2019 consisted of a current account due at any time, and a 8 years loan contracted in 2016 for the acquisition of PDP Couriers, which has been reclassified as current financial liabilities as of 12/31/2019 considering its post-closing refinancing (see note 25 – Subsequent events).

Note 16 : Accrued pension plan liability

The Group accounts for defined benefit plans and defined contribution plans in respect of its retirement commitments, in accordance with the laws and practices of each country in which the Group operates.

The Group accounts for its pension commitments using the projected unit credit method as required by IAS 19. This valuation incorporates assumptions concerning mortality rates, staff turnover and future salary projections. The liability recognized in the balance sheet at each balance sheet date is the present value of the defined benefit obligation.

They mainly comprise retirement indemnities under the collective bargaining agreement in France.

	12/31/2019	12/31/2018
Average discount rate	0,77%	1,57%
Mortality table	INSEE TD-TV 14-16	INSEE TD-TV 14-16
Age of retirement	60 - 62 years	60 - 62 years
Future salary increase	3%	3%
Turnover rate	0% - 6%	0% - 6%

Note 17 : Other long-term liabilities

The Group recognizes provisions in the consolidated financial position at the end of the fiscal year if the company has a present obligation (legal or implicit) as a result of a past event and if it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and if the amount of the obligation can be reliably estimated.

20

If the effect is material, provisions are discounted using a rate that considers the risks specific to the transaction and the maturity of the provision. The effect of discounting is recognized in financial income (loss).

Net changes in provisions are recognized according to their nature in profit from recurring operations and in "Other non-current income and expenses" if they are unusual, abnormal or infrequent.

In thousands of euros	Provision for staff costs	Distributor litigation	Total Other long-term liabilities
Opening January 2018	56	180	236
Increase (decrease) during the year	(22)		(22)
Foreign exchange rate adjustment	(1)		(1)
At end of period December 2018	33	180	213

In thousands of euros	Provision for staff costs	Distributor litigation	Total Other long-term liabilities
Opening January 2019	33	180	213
Increase (decrease) during the year	20		20
Foreign exchange rate adjustment	(0)		(0)
At end of period December 2019	53	180	233

Note 18 : Share capital

Earnings per share are calculated by dividing the consolidated net income of CryoPDP by the weighted average number of shares outstanding during the period.

Diluted earnings per share are calculated assuming the exercise of all dilutive options and using the "treasury stock" method as defined in IAS 33 Earnings per Share.

	12/31/2019	12/31/2018
Weighted average number of shares	2,490,013	2,490,013
Weighted average number of shares in the calculation of diluted earnings per share	2,490,013	2,490,013

The share capital consists of 2,490,013 shares. There are no dilutive instruments.

Note 19 : Revenue recognition

CryoPDP Group's revenues are recognized when the customer obtains control of the service. Control is defined as the ability to decide on the use of the asset and to obtain substantially all of the residual economic benefits. Most of CryoPDP revenue is composed of transportation services recognized upon full execution of the service according to incoterms transportation contract.

21

Note 20 : Other operating income and expenses

Operating profit includes all income and expenses directly related to the Group's activities, whether these income and expenses are recurring or result from one-off decisions or transactions.

Other income and expenses are defined as unusual, abnormal, infrequent and significant.

Other operating income and expenses are composed of:

In thousands of euros	12/31/2019	12/31/2018
Unpaid earn-out		3,820
Moving site	(169)	(313)
Key positions recruitment costs	(217)
Restructuring costs		(291)
Rebranding cost		(139)
Departure costs	(103)	(316)
Others	(276)
Total	(765)	2,761

The unpaid earn-out is related to the acquisition of the PDP Couriers group in 2016 was paid for a final amount of 1.759 million GBP whereas an amount of 5 million GBP had been booked as a liability. In FY18, the unpaid balance has been registered in the other operating income (3 820 thousand euros). The full liability was kept on the balance sheet as of December 31, 2017 since the final earn out was based on the revenues from August 2017 to July 2018.

Note 21 : Financial result

Cost of net financial debt is comprised of all income and expenses generated by the components of the cost of gross financial debt less those relating to cash and cash equivalents, including the related interest rate hedging gains and losses.

Gross financial debt comprises current and non-current borrowings, other current and non-current financial liabilities and derivatives.

Other financial income and expenses are those not included in the cost of net financial debt. They mainly comprise foreign exchange gains and losses and other miscellaneous financial income and expenses.

22

Note 22 : Income tax

According to IAS 12, a tax must be calculated based on a net amount of income and expenses, and this net amount may be different from the net accounting income.

The CVAE (Cotisation sur la Valeur Ajoutée des Entreprises) meets the definition of an income tax as set forth IAS 12 and therefore has been recognized under «Income taxes».

In thousands of euros	12/31/2019	12/31/2018
Payable income tax	(834)	(644)
Deferred income tax	147
Income tax	(687)	(644)

In thousands of euros	12/31/2019	12/31/2018
Profit before tax	370	2,711
Parent company's tax rate	31%	33%
Theoretical tax charge	(115)	(904)
Impact of unbook tax losses carried forward	(622)	(155)
Others adjustments (permanent differences, rate, …)	50	415
Real tax charge	(687)	(644)
Effective tax rate	186%	24%

Great Britain and India are the main contributors.

Note 23 : Off-balance sheet commitments and contingent liabilities

The bank guarantees for leases given amount to 54 k€ in France.

Note 24 : Related party disclosures

Transactions involving related parties (Air Liquide group) are presented in the table below and those transactions are carried out under market conditions.

In thousands of euros	12/31/2019	12/31/2018
Due to related party non current		12,606
Due to related party current	29,997	14,976
Trade payables	1,275	775
Revenue	715	759
Cost of sales	1,719	1,873
Selling, General and Administration expenses	1,474	1,006
Cost of net financial debt	294	265

Note 25 : Subsequent events

Hivest Capital, an independent French private equity firm, acquired the entire share capital of Cryo International from Air Liquide on July 29, 2020.

On this occasion, the financial debts with Air Liquide were refinanced on the acquisition closing date. The main terms of this new debt are a 7-year in fine repayable loan for 17.7m€ bearing interest at Euribor (3 or 6 months) + 6% margin and an in fine 6-year interest-free seller's loan for 4m€.

Cryoport Inc. announced on August 21, 2020 that it has signed an agreement to acquire the French company Cryo International from Hivest Capital. This acquisition will trigger that this financing shall become immediately due and payable. Cryoport Inc. is committed to make available sufficient cash to Cryo International to fully meet its obligations under this agreement.

23